EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION’S
RICHARD COOPER TO RETIRE AFTER 23 YEARS OF SERVICE
     (Fort Smith, Arkansas, February 7, 2007) — Richard F. Cooper, Senior Vice President — General Counsel and Secretary for Arkansas Best Corporation (Nasdaq: ABFS), has announced his retirement effective March 31, 2007, concluding 23 years with the company.
     “Throughout his time at Arkansas Best, Ric has provided thoughtful counsel and insight regarding the legal matters affecting our company,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “Ric’s thoroughness and attention to detail are important assets on which our company has depended for a number of years. His knowledge and application of securities law and corporate governance requirements have been an important part of Arkansas Best’s history of exceptional regulatory compliance. We appreciate Ric’s service to our company, and we wish him well in the future.”
     Mr. Cooper joined Arkansas Best in 1984 as the company’s General Counsel. From 1995 through 2003, he served as Arkansas Best’s Vice President of Administration. Since February 2004, Mr. Cooper has served as Senior Vice President — General Counsel and Secretary of Arkansas Best.
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at www.arkbest.com and www.abf.com.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer
Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations
Telephone: (479) 785-6200
END OF RELEASE